As filed with the Securities and Exchange Commission on December 13, 2023

Registration No. 333- 255153

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-3 Registration Statement No. 333- 255153

UNDER

THE SECURITIES ACT OF 1933

REV Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware		26-3013415
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
245 South Executive Drive, Suite 100 Brookfield, WI 53005 (414) 290-0190

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Skonieczny President, Chief Executive Officer and Interim Chief Financial Officer 245 South Executive Drive, Suite 100 Brookfield, WI 53005 (414) 290-0190

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Derek J. Dostal, Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000		Stephen Zamansky General Counsel 245 South Executive Drive, Suite 100 Brookfield, WI 53005 (414) 290-0190

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the following Registration Statement on Form S-3 (the “Prior Registration Statement”) is being filed by REV Group, Inc. (the “Registrant” or “REV”) to terminate all offerings under the Prior Registration Statement and to deregister any and all REV common shares, par value $0.001 per share, together with any and all other securities registered but unsold as of the date hereof thereunder, in light of the Registrant filing with the Securities and Exchange Commission (“SEC”) another registration statement on Form S-3 to replace the Prior Registration Statement:

•	Registration Statement on Form S-3 (File No. 333- 255153), filed with the SEC on April 9, 2021, registering 34,497,855 shares of common stock of REV.

The Registrant has terminated all offerings of the Registrant’s securities pursuant to the Prior Registration Statement. Accordingly, pursuant to the undertakings made by the Registrant in the Prior Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 hereby removes from registration all such securities registered under the Prior Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on December 13, 2023

REV GROUP, INC.

By:	/s/ Mark A. Skonieczny
	Name:	Mark A. Skonieczny
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.